UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2021, CPI Aerostructures, Inc. (the “Company”) entered into a Waiver and Eighth Amendment (the “Eighth Amendment”) to that certain Amended and Restated Credit Agreement with the Lenders named therein and BankUnited, N.A. (“BankUnited”) as Sole Arranger, Agent and a Lender, dated as of March 24, 2016 (as amended from time to time, the “Credit Agreement”). Under the Eighth Amendment, the parties amended the Credit Agreement by (a) extending the maturity date of the Company’s existing revolving line of credit and its existing term loan to December 31, 2022, (b) reducing the aggregate revolving line of credit from $24 million to $21 million while eliminating the requirement to maintain a minimum $3.0 million in a combination of line of credit availability and unrestricted cash, (c) providing for the repayment of an additional $750,000 of the principal balance of the term loan in three installments of $250,000 on November 30, 2021, December 31, 2021 and March 31, 2022 in addition to $200,000 regular monthly principal payments through maturity, (d) amending the minimum debt service coverage ratio covenant for the fiscal quarters ending on and after June 30, 2021 to provide for a ratio of 1.5 to 1.0, (e) amending the maximum leverage ratio covenant as follows: for the fiscal quarter ending on March 31, 2021 - 5.0 to 1.0; for the fiscal quarter ending June 30, 2021 - 4.75 to 1.0; for the fiscal quarter ending September 30, 2021 - 4.25 to 1.0 and for the fiscal quarter ended 12/31/21 and thereafter - 4.0 to 1.0, determined at the end of each fiscal quarter for the trailing four-quarter period then ended (or, in the case of the fiscal quarter ended March 31, 2021, determined on an annualized basis for the three-quarter period then ended). Additionally, under the Eighth Amendment, BankUnited waived certain covenant non-compliance and waived temporarily, late delivery of certain financial information.

As consideration for the Lenders entering into the Eighth Amendment, the Company agreed to pay a $250,000 fee to the Lenders on December 31, 2021 which will be earned if the Company determines not to repay the obligations under the Credit Agreement and terminate the Credit Agreement commitments by such date. At the Company’s option, such fee may be paid in kind and accrued and capitalized on December 31, 2021 rather than paid in cash.

The foregoing description is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1*	Waiver and Eighth Amendment to the Amended and Restated Credit Agreement, dated as of October 28, 2021 by and between CPI Aerostructures, Inc., the several lenders from time to time party thereto, and BankUnited, N.A., as Sole Arranger, Administrative Agent and Collateral Agent.

* Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2021

CPI AEROSTRUCTURES, INC.

By:	/s/ Douglas McCrosson

Douglas McCrosson

Chief Executive Officer

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